Filed pursuant to Rule 424(b)(5)

Registration Statement Number 333-282776

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 22, 2024)

China SXT Pharmaceuticals, Inc.

10,000,000 Ordinary Shares

Ordinary Share Purchase Warrants to Purchase up to 100,000,000 Ordinary Shares

Up to 100,000,000 Ordinary Shares Issuable upon Exercise of Ordinary Share Purchase Warrants

We are offering (the “Offering”) directly to several investors (the “Investors”) (i) 10,000,000 Ordinary Shares, with no par value (the “Ordinary Shares”), (ii) Ordinary Share Purchase Warrants (the “Warrants”) to purchase up to 100,000,000 Ordinary Shares, and (iii) up to 100,000,000 Ordinary Shares issuable upon exercise of Warrants to several investors, referred to as the “investors,” pursuant to this prospectus supplement and accompanying prospectus and a securities purchase agreement dated as of May 16, 2025, by and between us and the investors (the “Securities Purchase Agreement”). Each Ordinary Share is being sold together with two associated Warrants, each to purchase one Ordinary Share (as defined below) at a combined offering price of $0.51 per Ordinary Share and associated Warrants.

The Warrant has an exercise price of $1.20 per Ordinary Share, which will be immediately exercisable after issuance, and will expire five years from the date of issuance. In no event shall the exercise price of the Warrants be lower than $0.24. The Warrants may be exercised on an alternative basis after the two-week anniversary after the issuance pursuant to which the holder may exercise the Warrant in exchange for 0.9 times the number of Ordinary Shares they would receive upon a standard exercise.

The Ordinary Shares issuable upon exercise of the Warrants and the exercise price will be reset on the seventh calendar day after the issuance date (the “Reset Date”). On the Reset Date, the exercise price shall be adjusted to $0.24, which is 20% of the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) determined upon the signing of the Securities Purchase Agreement (the “Reset Exercise Price”). Upon the reset of the exercise price on the Reset Date, the Ordinary Shares issuable upon exercise of the Warrants shall be adjusted to 100,000,000. The maximum shares issuable under the Warrants are 100,000,000 Ordinary Shares.

Our Ordinary Shares trade on the Nasdaq Capital Market under the symbol “SXTC” The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on May 16, 2025 was $1.20 per share.

As of March 13, 2025, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $76,148,751.48 based on 13,763,268 shares of our outstanding Ordinary Shares, of which approximately 13,745,262 were held by non-affiliates, and the reported closing sale price of our Ordinary Shares of US$5.54 per shares on March 6, 2025.

On May 16, the Company entered into a Securities Purchase Agreement with certain Investors for the sale of an aggregated 10,000,000 Ordinary Shares at a purchase price of $0.51 per share and associated Warrants, for aggregate gross proceeds of $5,100,000. The net proceeds received by the Company from the offering will be used to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes.

We are a holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in China and the VIE in China. For accounting purposes, we are deemed as the primary beneficiary of the VIE pursuant to the certain contractual arrangements (the “VIE Agreements”), and can consolidate the financial results of the VIE in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. Our shareholders hold equity interest in China SXT Pharmaceuticals, Inc., the offshore holding company in the British Virgin Islands, instead of equity interest in our subsidiaries or the VIE in China, The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIE. See “Item 3. Key Information-D. Risk Factors-Risks Related to Our Corporate Structure” and “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China” in our most recent annual report on Form 20-F, filed on August 13, 2024 (the “2024 Annual Report”).

Because we do not directly hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares (“Ordinary Shares”) may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus supplement. See “Item 3. Key Information-D. Risk Factors-Risks Related to Our Corporate Structure” and “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China” in our 2024 Annual Report.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company, the subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. Our auditor, Enrome LLP, is headquartered in Singapore, not mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, our auditor was not subject to the determinations announced by the PCAOB on December 16, 2021, and it is currently subject to the PCAOB inspections. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of Enrome LLP to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China” in our 2024 Annual Report.

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, no cash transfer or transfer of other assets have occurred among our Company, its subsidiaries, and the VIE. PRC regulations restricts how cash can be transferred within our organization. For details about how dividends can be paid to our investors and how cash is transferred within our organization, please see “Prospectus Summary - Dividend Distributions or Assets Transfer among the Holding Company, its Subsidiaries and the Consolidated VIE”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

We will deliver the Ordinary Shares and Warrants being issued to the Investors upon closing and receipt of funds for the purchase of the Ordinary Shares and Warrants offered pursuant to this prospectus supplement. We expect the delivery of such securities against payment in U.S. dollars will be made, with respect to the Ordinary Shares and Warrants sold at the closing on or about May 20, 2025.

The date of this prospectus supplement is May 16, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form F-3 (File No. 333-282776) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of Ordinary Shares and Warrants; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with additional or different information. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information”.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

We are offering to sell, and seeking offers to buy, the Ordinary Shares and Warrants pursuant to this prospectus supplement and accompanying base prospectus only in jurisdictions where such offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares and Warrants or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

S-ii

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“we,” “us,” “our,” the “Company” and “China SXT” refer to China SXT Pharmaceuticals, Inc., a company organized in the British Virgin Islands, its predecessor entities and its subsidiaries;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“SXT HK” is to China SXT Group, Limited, a Hong Kong limited liability company organized under the laws of Hong Kong;

●	“shares”, “Shares” or “Ordinary Shares” are to the Ordinary Shares of China SXT Pharmaceuticals, Inc., no par value each;

●	“Suxuangtang”(苏轩堂), is the TCM brand which is also a registered trademark in China owned by Taizhou Suxuantang.

●	“Taizhou Suxuantang” is to Jiangsu Suxuantang Pharmaceutical Co., Ltd., a limited liability company organized under the laws of the PRC.

●	“TCM” means Traditional Chinese Medicine, a style of traditional medicine built on a foundation of more than 2,500 years of Chinese medical practice that includes various forms of herbal medicine, acupuncture, massage (tui na), exercise (qigong), and dietary therapy.

●	“TCMP” means Traditional Chinese Medicine Pieces, a type of TCM that has been processed to be ready for use.

●	“we”, “us” or the “Company” is to China SXT Pharmaceuticals, Inc., and its affiliated entities; and

●	“WFOE” is to Taizhou Suxuantang Biotechnology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is wholly-owned by SXT HK.

Our business is conducted by our VIE entity-in the PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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CAUTONARY NOTE ON FORWARD LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Company

We are an offshore holding company conducting all of our business through our subsidiaries and variable interest entity, Taizhou Suxuantang in China. Neither we nor our subsidiaries own any share in Taizhou Suxuantang. Instead, WFOE, Taizhou Suxuantang and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, pursuant to which, we are regarded as the primary beneficiary of Taizhou Suxuantang for accounting purpose, and, therefore, we are able to consolidate the financial results of Taizhou Suxuantang in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never directly hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not directly hold equity interests in the VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of Ordinary Shares may depreciate significantly or become worthless. Our VIE Agreements may not be effective in providing control over Taizhou Suxuantang. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission, or CSRC, if we fail to comply with their rules and regulations.

Through our subsidiaries and variable interest entities in China, we are an innovative pharmaceutical company based in China that focuses on the research, development, manufacture, marketing and sales of TCMP. TCMP is a type of Chinese Traditional Medicine (“TCM”) products that has been widely accepted by Chinese people for thousands of years. Throughout the decades of years, TCMP products’ origin, identification, prepared process, quality standard, indication, dosage and administration, precautions, and storage have been well documented, listed and specified in “China Pharmacopoeia” a state-governmental issued guidance on manufacturing TCMP. In recent years, TCMP industry enjoyed more rapid growth than any other segments of the pharmaceutical industry primarily due to the favorable government policies for the TCMP industry. Because of the favorable government policies, TCMP products do not have to go through rigorous clinical trials before commercialization. We currently sell three types of TCMP products: Advanced TCMP, Fine TCMP and Regular TCMP. Although all of our TCMP products are generic TCMP drugs and we did not change the medical effects of these products in any significant way, these products are innovative in terms of their unconventional administration. The complexity of the manufacturing process is what differentiates these types of products. Advanced TCMP typically has the highest quality because it requires specialized equipment and prepared processes to manufacture and has to go through more manufacturing steps to produce than Fine TCMP and Regular TCMP. Fine TCMP is also manufactured with more refined ingredients than Regular TCMP.

As of the date of this prospectus, we have developed and introduced a diverse range of products, which include 11 Advanced TCMPs that have been produced and marketed, 5 Fine TCMPs, 200 Regular TCMPs, and 200 raw medicinal materials. Advanced TCMP is our principal product due to its quality and greater market potential. For the fiscal year ended March 31, 2024, Advanced TCMP accounted for 49.1% of the total revenue, whereas Regular TCMP contributed 49.0% of the total revenue, respectively. For the fiscal year ended March 31, 2023, Advanced TCMP accounted for 33.3% of the total revenue, whereas Fine TCMP and Regular TCMP contributed 5.8% and 35.4% of the total revenue, respectively. For the fiscal year ended March 31, 2022, Advanced TCMP brought in 44.7% of the total revenue, whereas Fine TCMP and Regular TCMP each brought in 15.4% and 30.5% of the total revenue respectively. Our Advanced TCMP includes 11 products, which can be further divided into 7 Directly-Oral-TCMP products, and 4 After-Soaking-Oral-TCMP products. Directly-Oral-TCMP, as the name suggests, has the advantage of being taken orally. After-Soak-Oral TCMP comes as a small, porous, sealed bag that can be immersed in boiling water to make an infusion. Our major Directly-Oral-TCMP are SanQiFen, CuYanHuSuo, XiaTianWu and LuXueJing; our major After-Soaking-Oral-TCMP are ChenXiang, SuMu, ChaoSuanZaoRen, and JiangXiang. For each principal product’s indications and year of commercialization.

Taizhou Suxuantang, the VIE entity, was founded in 2005. Our revenues decreased from $1,971,679 in fiscal year ended March 31, 2023 to $1,928,497 in fiscal year ended March 31, 2024, representing a decrease of 2%. Our net loss decreased from $5,934,772 in fiscal year ended March 31, 2023 to $3,098,532 in fiscal year ended March 31, 2024, representing a significant decrease of 48% of net loss during this period. Our revenues decreased from $2,602,281 in fiscal year ended March 31, 2022 to $1,971,679 in fiscal year ended March 31, 2023, representing a decrease of 24%. Our net loss increased from $5,736,095 in fiscal year ended March 31, 2022 to $5,934,772 in fiscal year ended March 31, 2023, representing a slight increase of 3% of net loss during this period.

As of the date of this prospectus, we own 12 Chinese registered trademarks related to our brand “Suxuantang.” In the near future, we plan to increase our efforts in cooperation with universities, research institutes, and R&D agents on joint R&D projects involving TCMP processing methods and quality standard, as well as the training of our researchers.

We have been focusing on the research and development of new Advanced TCMP products. As of the date of this prospectus, there are four invention patent applications that have been submitted to the State Intellectual Property Office of PRC and are under the substantive examination stages.

Our major customers are hospitals, especially TCM hospitals, primarily in the Jiangsu province in China. Another substantial part of our sales is made to pharmaceutical distributors, which then sell our products to hospitals and other healthcare distributors. As of March 31, 2024, our end-customer base includes 57 pharmaceutical companies, 14 chain pharmacies and 16 hospitals in 5 provinces and municipalities in China including Jiangsu, Anhui, Jiangxi, Guangdong and Hubei.

Corporate Structure

China SXT Pharmaceutical Inc. is a British Virgin Islands corporation which holds 100% Ordinary Shares of its wholly owned Hong Kong subsidiary, China SXT Group Limited. China SXT Group Limited holds all of the share capital of Taizhou Suxuantang Biotechnology Co. Ltd., a wholly foreign-owned enterprise. Taizhou Suxuantang Biotechnology Co. Ltd., through a series of contractual arrangements, controls our operating entity, Jiangsu Taizhou Suxuantang Pharmaceutical Col. Ltd.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement:

Corporate Information

Our principal executive offices are located at 178 Taidong Rd North, Taizhou, Jiangsu, PRC, and our phone number is +86-523-8629-8290. We maintain a corporate website at www.sxtchina.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

THE OFFERING

Issuer	China SXT Pharmaceuticals, Inc.

Ordinary Shares Offered	10,000,000 Ordinary Shares

Ordinary Shares outstanding immediately before the offering	16,027,758 Ordinary Shares

Ordinary Shares outstanding immediately after the offering	26,027,758 Ordinary Shares, assuming none of the Warrants in this offering are exercised.

Offering Price Per Ordinary Share and associated Warrants	$0.51 per Ordinary Share and the associated Warrants

Warrants offered:

Each Ordinary Share is being sold together with two associated Warrants, each to purchase one Ordinary Share.

The Warrant has an exercise price of $1.20 per Ordinary Share, which will be immediately exercisable after issuance, and will expire five years from the date of issuance. In no event shall the exercise price of the Warrants be lower than $0.24. The Warrants may be exercised on an alternative basis after the two-week anniversary after the issuance pursuant to which the holder may exercise the Warrant in exchange for 0.9 times the number of Ordinary Shares they would receive upon a standard exercise.

The Ordinary Shares issuable upon exercise of the Warrants and the exercise price will be reset on the Reset Date. On the Reset Date, the exercise price shall be adjusted to the Reset Exercise Price. Upon the reset of the exercise price on the Reset Date, the Ordinary Shares issuable upon exercise of the Warrants shall be adjusted to 100,000,000. The maximum shares issuable under the Warrants are 100,000,000 Ordinary Shares.

Use of Proceeds	We intend to use the net proceeds of this offering primarily to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. See “Use of Proceeds” on Page S-15 of this prospectus supplement.

Transfer agent and registrar	Transhare Corporation

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SXTC.”

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors, you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the other documents incorporated by reference into this prospectus supplement.

Listing	The Ordinary Shares are traded on Nasdaq under the symbol “SXTC.” Our Warrants are not and will not be listed on any stock exchange

The number of ordinary shares outstanding after this offering is based on 16,027,758 Ordinary Shares outstanding as of May 15, 2025.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including our Annual Report on Form 20-F for the fiscal year ended March 31, 2024. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Our Corporate Structure

We do not have direct ownership of our operating entities in China and rely on VIE Agreements with the VIE for our business operations, which may not be as effective in providing operational control or enabling us to derive benefits as through ownership of controlling equity interests.

We do not have direct ownership of Taizhou Suxuantang, or the VIE, in China and rely on and expect to continue to rely on the VIE Agreements with the VIE in China and its respective shareholders to operate business. Pursuant to the VIE Agreements, we are regarded as the primary beneficiary of the VIE for accounting purpose, and, therefore, we are able to consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP. However, neither we nor our subsidiaries own any share in the VIE, and that the investors will not and may never directly hold equity interests in the VIE either. VIE Agreements may not be as effective as an ownership of controlling equity interests would be in providing us with control over the VIE, or in enabling us to derive economic benefits from the operations of the VIE. Under the current VIE Agreements, as a legal matter, if any of the affiliated consolidated entities or any of their shareholders fails to perform its, his or her respective obligations under the VIE Agreements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements or (iii) any variable interest entity or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your stock would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China. In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entity undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues. All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

Taizhou Suxuantang’s shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of Taizhou Suxuantang are held by Mr. Feng Zhou, who is our founder, director. His interests may differ from the interests of our Company as a whole. He may breach, or cause Taizhou Suxuantang to breach, or refuse to renew the existing contractual arrangements we have with Taizhou Suxuantang, which would have a material adverse effect on our ability to effectively control Taizhou Suxuantang and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with Taizhou Suxuantang to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company, except that we could exercise our purchase option under the exclusive option agreement with these shareholders to request them to transfer all of their equity interests in Taizhou Suxuantang to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the shareholders of Taizhou Suxuantang, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our results of operations and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between our WFOE, our variable interest entity Taizhou Suxuantang and the shareholders of Taizhou Suxuantang were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust Taizhou Suxuantang’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Taizhou Suxuantang for PRC tax purposes, which could in turn increase their tax liabilities without reducing WFOE’s tax expenses. In addition, if WFOE requests the shareholders of Taizhou Suxuantang to transfer their equity interests in Taizhou Suxuantang at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject WFOE to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on Taizhou Suxuantang for the adjusted but unpaid taxes according to the applicable regulations. Our results of operations could be materially and adversely affected if Taizhou Suxuantang’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Based on the current PRC laws, regulations and rules that the CSRC’s approval may not be required for the listing and trading of our Ordinary Shares on the Nasdaq Capital Market in the context of this offering, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours in this annual report are subject to this regulation, (ii) we establish our WFOE by means of direct investment and acquiring equity interest or assets of an entity other than “PRC domestic company” as defined under the M&A Rules, and (iii) no explicit provision in the M&A Rules clearly classifies VIE Agreements as a type of transaction subject to such Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel does. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date of this annual report, we have not received or been denied of any permission from the PRC authorities to list on U.S. stock exchanges. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. We face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

Furthermore, on February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure and business operations.

The National People’s Congress promulgated the Foreign Investment Law on March 15, 2019 and the State Council adopted the Regulation on Implementing the Foreign Investment Law (the “Implementation Regulations”) on December 12, 2019, effective from January 1, 2020, to replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation.

For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

We are a holding company and we rely for funding on dividend payments from our variable interest entity, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the British Virgin Islands, and we operate our core businesses through our subsidiaries in the PRC and through our variable interest entity, or VIE. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these PRC subsidiaries and VIE. If our subsidiaries and VIE incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

If we exercise the option to acquire equity ownership of Taizhou Suxuantang, the ownership transfer may subject us to certain limitation and substantial costs.

Pursuant to the contractual arrangements, WFOE has the exclusive right to purchase all or any part of the equity interests in Taizhou Suxuantang from Taizhou Suxuantang’s shareholders for a nominal price, unless the relevant government authorities or then applicable PRC laws request that a minimum price amount be used as the purchase price, in such case the purchase price shall be the lowest amount under such request. The shareholders of Taizhou Suxuantang will be subject to PRC individual income tax on the difference between the equity transfer price and the then current registered capital of Taizhou Suxuantang. Additionally, if such a transfer takes place, the competent tax authority may require WFOE to pay enterprise income tax for ownership transfer income with reference to the market value, in which case the amount of tax could be substantial.

Risks Related to Our Ordinary Shares

The market price for our ordinary shares may be volatile.

The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	our operating and financial performance;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

●	the public reaction to our press releases, our other public announcements and our filings with the SEC;

●	strategic actions by our competitors;

●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

●	speculation in the press or investment community;

●	the failure of research analysts to cover our Ordinary Shares;

●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;

●	changes in accounting principles, policies, guidance, interpretations or standards;

●	additions or departures of key management personnel;

●	actions by our shareholders;

●	domestic and international economic, legal and regulatory factors unrelated to our performance; and

●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop for the Warrants..

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited. Further, the existence of the Warrants may act to reduce both the trading volume and the trading price of our ordinary shares.

The Warrants are speculative in nature.

Except as otherwise provided in the Warrants, until holders of Warrants acquire our ordinary shares upon exercise of the Warrants, holders of Warrants will have no rights with respect to our ordinary shares underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Warrants is uncertain. There can be no assurance that the market price of our ordinary shares will ever equal or exceed the price of the Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Warrants.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our Ordinary Shares, whether by us or our shareholders, could cause the price of our Ordinary Shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Ordinary Shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Ordinary Shares could also depress the market price of our shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional Ordinary Shares, or securities convertible into or exercisable for our Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Ordinary Shares issued upon the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

Risks Related to Doing Business in China

Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, China’s Ministry of Finance, and the PCAOB signed the SOP Agreements governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the SOP Agreements disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

Our auditor, Enrome LLP, is headquartered in Singapore, not mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, our auditor was not subject to the determinations announced by the PCAOB on December 16, 2021, and it is currently subject to the PCAOB inspections.

While our auditor is based in the U.S. and is registered with the PCAOB and has been inspected by the PCAOB on a regular basis, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. Should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with significant operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

Changes in China’s economic, political, or social conditions could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our services, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activities in China, which may adversely affect our business and operating results.

The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the ordinary shares to significantly decline in value or become worthless.

Our business, prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government has significant authority to intervene or influence the China operations of an offshore holding company at any time, which could result in a material adverse change to our operations and the value of the ordinary shares.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC federal or local government and has not received any denial to list on the U.S. exchange, it is uncertain whether or when we might be required to obtain permission from the PRC government to list on U.S. exchanges in the future. Even if such permission is obtained, it is uncertain whether it will be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and result in a material adverse change to our business operations, and damage our reputation, therefore, cause the value of our shares to significantly decline or be worthless.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the Cyberspace Administration of China, or the “CAC”, together with 12 other governmental departments of the PRC, jointly promulgated the “CAC Revised Measures” , which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this annual report, we have not received any notice from any authorities identifying our WFOE or the VIE as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. As the Cybersecurity Review Measures became effective and if the Security Administration Draft is enacted as proposed, we believe that the operations of our WFOE and the VIE and our listing will not be affected and that we are not subject to cybersecurity review and network data security review by the CAC, given that: (i) as companies that focuses on the research, development, manufacture, marketing and sales of TCMP, our WFOE and the VIE are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) our WFOE and the VIE do not possess personal data of more than one million individual customers in the business operations as of the date of this annual report; and (iii) since our WFOE and the VIE are in the TCMP industry, data processed in our business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to VIE. There are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. The VIE Agreements have not been tested in a court of law in China as of the date of this annual report. Although we believe that our corporate structure and contractual arrangements comply with current applicable PRC laws and regulations, in the event that PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless.

We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

As all of the VIE Agreements with Taizhou Suxuantang are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over Taizhou Suxuantang, and our ability to conduct our business may be materially and adversely affected. Our Ordinary Shares may decline in value or become worthless if we are unable to assert your contractual control rights over the assets of the VIE that conduct all or substantially all of our operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and it is implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales, including export sales, in China. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Ordinary Shares, or the gain our non-PRC stockholders may realize from the transfer of our Ordinary Shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC stockholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their shares of Ordinary Shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.1 million. We intend to use the net proceeds from this offering to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Our management will have broad discretion in the application of these proceeds.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on a pro forma basis, to give effect to the issuance of 10,000,000 Ordinary Shares and the associated Warrants in this offering based on the offering price of $0.51 per Ordinary Share and associated Warrants (assuming no exercise of the Warrants).

The pro forma amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited financial statements and notes thereto, and unaudited financial statements and notes thereto, and the other financial information incorporated by reference into this prospectus supplement.

As of September 30, 2024
	Actual	Pro Forma
	(in U.S. dollars)
Cash	$18,512,756	$23,612,756
Total Current Assets	21,988,312	27,088,312
Total Assets	30,997,352	36,097,352

Current Liabilities	15,664,385	15,664,385
Total Liabilities	15,962,396	15,962,396

Shareholders’ Equity:
Ordinary shares	7,728,820	7,728,820
Additional paid-in capital	33,389,222	38,489,222
Accumulated deficits	-25,514,233	-25,514,233
Accumulated other comprehensive loss	-568,853	-568,853
Total Stockholders’ Equity	15,034,956	20,134,956
Total Liabilities and Stockholders’ Equity	$30,997,352	$36,097,352

The discussion and table above assume no exercise of the Warrants. The foregoing table and discussion are based on 488,309 Ordinary Shares outstanding as of September 30, 2024 (as adjusted for the reverse split on February 25, 2025), and excludes:

●	1,775,000 Ordinary Shares (as adjusted for the reverse split on February 25, 2025) issued in a private placement offering on January 21, 2025 and 11,225,000 Ordinary Shares issued in conjunction with the exchange of warrants by cancellation of 28,400,000 warrants issued in the abovementioned private placement offering;
●	2,064,490 Ordinary Shares issued under the 2025 Equity Incentive Plan.
●	200,000 Ordinary Shares issued pursuant to a registered direct offering on May 5, 2025.

DILUTION

Our net tangible book value on September 30, 2024 was US$15.02 million, or US$30.76 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our Ordinary Shares and Warrants of approximately US$5.1 million in this offering, at an offering price of US$0.51 per Ordinary Share and the associated Warrants, our as adjusted net tangible book value as of September 30, 2024 would have been US$20.12 million, or US$1.92 per Ordinary Share. This represents an immediate decrease in net tangible book value of US$28.84 per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of US$1.41 per Ordinary Share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per Ordinary Share to shareholders after the issuance of the Ordinary Shares and Warrants in this offering:

Combined Offering price per Ordinary Share and associated Warrants	US$	0.51
Net tangible book value per Ordinary Share as of September 30, 2024	US$	30.76
Decrease in net tangible book value per Ordinary Share attributable to this offering	US$	28.84
As Adjusted net tangible book value per Ordinary Share after this offering	US$	1.92
Increase in net tangible book value per Ordinary Share to new investors	US$	1.41

The discussion and table above assume no exercise of the Warrants. The foregoing table and discussion is based on 488,309 Ordinary Shares outstanding as of September 30, 2024 (as adjusted for the reverse split on February 25, 2025), and excludes:

●	1,775,000 Ordinary Shares (as adjusted for the reverse split on February 25, 2025) issued in a private placement offering on January 21, 2025 and 11,225,000 Ordinary Shares issued in conjunction with the exchange of warrants by cancellation of 28,400,000 warrants issued in the abovementioned private placement offering;
●	2,064,490 Ordinary Shares issued under the 2025 Equity Incentive Plan.
●	200,000 Ordinary Shares issued pursuant to a registered direct offering on May 5, 2025.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares  and we do not anticipate paying any dividends on our ordinary shares in the future. We currently intend to retain all future earnings to finance our operations and to expand our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, and future prospects and other factors the board of directors may deem relevant.

DESCRIPTION OF SECURITIES

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the heading “Description of Share Capital” starting on page 4 of the accompanying prospectus.

Warrants

Duration and Exercise Price. Each Warrant will have an initial exercise price per share equal to $1.20. The Warrants are exercisable immediately upon issuance and will expire five years after the issuance date. The exercise price and number of Ordinary Shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price. In no event shall the exercise price of the Warrants be lower than $0.24, and the maximum shares issuable under the Warrants are 100,000,000 Ordinary Shares. Each of the Warrants will be issued separately from the Ordinary Shares included in this offering.

The Ordinary Shares issuable upon exercise of the Warrants and the exercise price will be reset on the seventh calendar day after the issuance date (the “Reset Date”). After the Reset Date, the exercise price shall be adjusted to the Reset Exercise Price. Upon the reset of the exercise price after the Reset Date, the Ordinary Shares issuable upon exercise of the Warrants shall be adjusted to 100,000,000.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise. A holder (together with its affiliates and other attribution parties) may not exercise any portion of an Warrant to the extent that immediately after giving effect to such exercise the holder would own more than 4.99% (or, upon election of the holder, 9.99%) of the outstanding Ordinary Shares immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage, not to exceed 9.99%, upon 61 days’ notice to us.

Cashless Exercise: The holder is permitted to effect a cashless exercise of the Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Warrant. The Warrants may also be exercised on an alternative basis after the two-week anniversary after the issuance pursuant to which the holder may exercise the Warrant in exchange for 0.9 times the number of Ordinary Shares they would receive upon a standard cash exercise. Ordinary Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the Ordinary Shares issued upon such cashless exercise would take on the characteristics of the Warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the Warrants.

Fractional Shares. No fractional Ordinary Shares will be issued upon the exercise of the Warrants. Rather, at our election, either the number of Ordinary Shares to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such fractional share amount.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The Ordinary Shares issuable upon exercise of the Warrants are currently listed on the Nasdaq Capital Market.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Ordinary Shares, the holders of the Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of Ordinary Shares, upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each Ordinary Share that the holder would have received upon such holder’s exercise of the Warrant into Ordinary Shares (without giving effect to any limitation as a result of the beneficial ownership limitation described above) immediately prior to the occurrence of such fundamental transaction, the number of Ordinary Shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Ordinary Shares for which the holder would have received upon such holder’s exercise of the Warrant into Ordinary Shares (without giving effect to any limitation as a result of the beneficial ownership limitation described above) immediately prior to the occurrence of such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase their Warrants at their fair value using the Black Scholes option pricing model.

PLAN OF DISTRIBUTION

We are offering (i) 10,000,000 Ordinary Shares, (ii) the Warrants to purchase up to 100,000,000 Ordinary Shares, and (iii) up to 100,000,000 Ordinary Shares issuable upon exercise of Warrants, directly to several investors, pursuant to this prospectus supplement and accompanying prospectus and a Securities Purchase Agreement dated as of May 16, 2025, by and between us and the investors.

Our Ordinary Shares and the associated Warrants offered hereby are being sold directly to the investors by the Company and not through a placement agent, underwriter or securities broker or dealer.

On May 16, 2025, we entered into a Securities Purchase Agreement with several investors covering the sale of the Ordinary Shares and accompanying Warrants offered under this prospectus supplement. A copy of the form of Securities Purchase Agreement between us and each of the investors included as an exhibit to a current report on Form 6-K will be filed with the SEC. We expect the delivery of such securities against payment in U.S. dollars will be made, with respect to the Ordinary Shares and Warrants sold at the closing on or about May 20, 2025.

We estimate our total expenses for this offering will be approximately $5,000. Subject to the terms and conditions of the Securities Purchase Agreement, on the closing date, we will issue our Ordinary Shares and the accompanying Warrants to the purchasers, and we will receive gross proceeds in the amount of approximately $5,100,000.

We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We have not entered into any underwriting agreement, arrangement, or understanding for the sale of the Ordinary Shares being offered. This offering is intended to be made solely by the delivery of this prospectus supplement, accompanying prospectus and a securities purchase agreement to the investors. We will only sell the shares to investors who enter into the securities purchase agreement with us.

We will pay all costs, fees and expenses incurred in connection with the registration of the Ordinary Shares offered herein, including, without limitation, all SEC filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, blue sky fees and expenses.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except for the SEC registration fee and FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$
Legal fees and expenses		$5,000
Accounting fees and expenses	$
Miscellaneous costs	$
Total		5,000

LEGAL MATTERS

Certain legal matters relating to the offering of our securities under this prospectus supplement will be passed upon for us by Campbells Legal (BVI) Limited with respect to matters of British Virgin Islands law and by Concord & Sage PC with respect to matters of U.S. law.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended March 31, 2024 have been audited by ZH CPA, LLC, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal years ended March 31, 2024, filed with the SEC on August 13, 2024;

(2)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-38773) filed with the Commission on December 26, 2018, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 178 Taidong Rd North, Taizhou, Jiangsu, PRC, and our phone number is +86-523-8629-8290.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3 (File No. 333-282776) with the SEC under the Securities Act with respect to the securities offered by this prospectus supplement and accompanying base prospectus. This prospectus supplement and accompanying base prospectus form part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our securities and us, you should refer to such registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and accompanying base prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to such registration statement, and these statements are hereby qualified in their entirety by reference to such contract or document.

Such registration statement may be obtained from the web site that the SEC maintains at http://www.sec.gov. You may also call the SEC at 1-800-SEC-0330 for more information. We file and submit annual and current reports and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the SEC.

PROSPECTUS

China SXT Pharmaceuticals, Inc.

$120,000,000

Ordinary Shares, Debt Securities

Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $120,000,000 in the aggregate of Ordinary Shares, warrants to purchase Ordinary Shares, debt securities, units and rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SXTC.” On October 21, 2024, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $0.6790 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

We are a holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in China and the VIE in China. For accounting purposes, we are deemed as the primary beneficiary of the VIE pursuant to the certain contractual arrangements (the “VIE Agreements”), and can consolidate the financial results of the VIE in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. Our shareholders hold equity interest in China SXT Pharmaceuticals, Inc., the offshore holding company in the British Virgin Islands, instead of equity interest in our subsidiaries or the VIE in China, The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIE. See “Item 3. Key Information-D. Risk Factors-Risks Related to Our Corporate Structure” and “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China” in our most recent annual report on Form 20-F, filed on August 13, 2024 (the “2024 Annual Report”).

Because we do not directly hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares (“Ordinary Shares”) may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Item 3. Key Information-D. Risk Factors-Risks Related to Our Corporate Structure” and “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China” in our 2024 Annual Report.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company, the subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. Our auditor, Enrome LLP, is headquartered in Singapore, not mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, our auditor was not subject to the determinations announced by the PCAOB on December 16, 2021, and it is currently subject to the PCAOB inspections. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of Enrome LLP to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China” in our 2024 Annual Report.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, warrants to purchase Ordinary Shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $120,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

OUR BUSINESS

History and Development of the Company

We were incorporated in the British Virgin Islands on July 4, 2017. Our wholly owned subsidiary China SXT Group Limited (“SXT HK”) was incorporated in Hong Kong on July 21, 2017. China SXT Group Limited in turn holds all the capital stocks of Taizhou Suxantang Biotechnology Co. Ltd. (“WFOE”), a wholly foreign owned enterprise incorporated in China on October 13, 2017. WFOE controls Jiangsu Taizhou Suxantang Pharmaceutical Co., Ltd. (“Taizhou Suxuantang”) through a series of VIE agreements. See” Business — Contractual Agreements with WFOE and Taizhou Suxuantang.”

Pursuant to PRC laws, each entity formed under PRC law shall have certain business scope approved by the Administration of Industry and Commerce or its local counterpart. As such, WFOE’s business scope is to primarily engage in technology development, provision of technology service, technology consulting; development of computer software and hardware, computer network technology, game software; provision of enterprise management and related consulting service, human resource consulting service and intellectual property consulting service. Since the sole business of WFOE is to provide Taizhou Suxuantang with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to the net income of Taizhou Suxuantang, such business scope is necessary and appropriate under PRC laws.

China SXT Pharmaceutical, Inc. is a holding company with no business operation other than holding the shares in SXT HK; SXT HK is a pass-through entity with no business operation. WFOE is exclusively engaged in the business of managing the operation of Taizhou Suxuantang. Taizhou Suxuantang has become principally engaged in offering Advanced TCMP products since March, 2015. Before 2015, Taizhou Suxuantang specialized in manufacturing and selling Regular and Fine TCMP products.

On January 3, 2019, our Ordinary Shares commenced trading on the Nasdaq Capital Market under the symbol of “SXTC.”

Business Overview

We are an offshore holding company conducting all of our business through our subsidiaries and variable interest entity, Taizhou Suxuantang in China. Neither we nor our subsidiaries own any share in Taizhou Suxuantang. Instead, WFOE, Taizhou Suxuantang and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, pursuant to which, we are regarded as the primary beneficiary of Taizhou Suxuantang for accounting purpose, and, therefore, we are able to consolidate the financial results of Taizhou Suxuantang in our consolidated financial statements in accordance with U.S. GAAP.

Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries and variable interest entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements because they have not been tested in a court of law. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE Agreements may not be effective in providing control over our variable interest entities. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations.

Through our subsidiaries and variable interest entities in China, we are an innovative pharmaceutical company based in China that focuses on the research, development, manufacture, marketing and sales of TCMP. TCMP is a type of Chinese Traditional Medicine (“TCM”) products that has been widely accepted by Chinese people for thousands of years. Throughout the decades of years, TCMP products’ origin, identification, prepared process, quality standard, indication, dosage and administration, precautions, and storage have been well documented, listed and specified in “China Pharmacopoeia” a state-governmental issued guidance on manufacturing TCMP. In recent years, TCMP industry enjoyed more rapid growth than any other segments of the pharmaceutical industry primarily due to the favorable government policies for the TCMP industry. Because of the favorable government policies, TCMP products do not have to go through rigorous clinical trials before commercialization. We currently sell three types of TCMP products: Advanced TCMP, Fine TCMP and Regular TCMP. Although all of our TCMP products are generic TCMP drugs and we did not change the medical effects of these products in any significant way, these products are innovative in terms of their unconventional administration. The complexity of the manufacturing process is what differentiates these types of products. Advanced TCMP typically has the highest quality because it requires specialized equipment and prepared processes to manufacture and has to go through more manufacturing steps to produce than Fine TCMP and Regular TCMP. Fine TCMP is also manufactured with more refined ingredients than Regular TCMP.

As of the date of this prospectus, we have developed and introduced a diverse range of products, which include 11 Advanced TCMPs that have been produced and marketed, 5 Fine TCMPs, 200 Regular TCMPs, and 200 raw medicinal materials. Advanced TCMP is our principal product due to its quality and greater market potential. For the fiscal year ended March 31, 2024, Advanced TCMP accounted for 49.1% of the total revenue, whereas Regular TCMP contributed 49.0% of the total revenue, respectively. For the fiscal year ended March 31, 2023, Advanced TCMP accounted for 33.3% of the total revenue, whereas Fine TCMP and Regular TCMP contributed 5.8% and 35.4% of the total revenue, respectively. For the fiscal year ended March 31, 2022, Advanced TCMP brought in 44.7% of the total revenue, whereas Fine TCMP and Regular TCMP each brought in 15.4% and 30.5% of the total revenue respectively. Our Advanced TCMP includes 11 products, which can be further divided into 7 Directly-Oral-TCMP products, and 4 After-Soaking-Oral-TCMP products. Directly-Oral-TCMP, as the name suggests, has the advantage of being taken orally. After-Soak-Oral TCMP comes as a small, porous, sealed bag that can be immersed in boiling water to make an infusion. Our major Directly-Oral-TCMP are SanQiFen, CuYanHuSuo, XiaTianWu and LuXueJing; our major After-Soaking-Oral-TCMP are ChenXiang, SuMu, ChaoSuanZaoRen, and JiangXiang. For each principal product’s indications and year of commercialization.

Taizhou Suxuantang, the VIE entity, was founded in 2005. Our revenues decreased from $1,971,679 in fiscal year ended March 31, 2023 to $1,928,497 in fiscal year ended March 31, 2024, representing a decrease of 2%. Our net loss decreased from $5,934,772 in fiscal year ended March 31, 2023 to $3,098,532 in fiscal year ended March 31, 2024, representing a significant decrease of 48% of net loss during this period. Our revenues decreased from $2,602,281 in fiscal year ended March 31, 2022 to $1,971,679 in fiscal year ended March 31, 2023, representing a decrease of 24%. Our net loss increased from $5,736,095 in fiscal year ended March 31, 2022 to $5,934,772 in fiscal year ended March 31, 2023, representing a slight increase of 3% of net loss during this period.

As of the date of this prospectus, we own 12 Chinese registered trademarks related to our brand “Suxuantang.” In the near future, we plan to increase our efforts in cooperation with universities, research institutes, and R&D agents on joint R&D projects involving TCMP processing methods and quality standard, as well as the training of our researchers.

We have been focusing on the research and development of new Advanced TCMP products. As of the date of this prospectus, there are four invention patent applications that have been submitted to the State Intellectual Property Office of PRC and are under the substantive examination stages.

Our major customers are hospitals, especially TCM hospitals, primarily in the Jiangsu province in China. Another substantial part of our sales is made to pharmaceutical distributors, which then sell our products to hospitals and other healthcare distributors. As of March 31, 2024, our end-customer base includes 57 pharmaceutical companies, 14 chain pharmacies and 16 hospitals in 5 provinces and municipalities in China including Jiangsu, Anhui, Jiangxi, Guangdong and Hubei.

Corporate Information

Our principal executive offices are located at 178 Taidong Rd North, Taizhou, Jiangsu, PRC, and our phone number is +86-523-8629-8290. We maintain a corporate website at www.sxtchina.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on August 13, 2024, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of British Virgin Islands law.

Our authorized shares consists of unlimited Ordinary Shares, no par value each. As of date of this prospectus, there are 4,062,435 Ordinary Shares issued and outstanding.

As of the date of this prospectus, there are no outstanding warrants to purchase Ordinary Shares.

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our M&A, which was filed previously with the SEC, and applicable provisions of British Virgin Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $120,000,000 in the aggregate of:

●	ordinary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares, or other securities. The debt securities, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

M&A

The following discussion describes our M&A:

Objects and Purposes, Register, and Shareholders. Subject to the BVI Business Companies Act (As Revised)(the “BVI Act”) and our M&A, our objects and purposes are unlimited other than any object not prohibited by the BVI Act or any other law of the British Virgin Islands. Our register of members will be maintained by our registered agent. The entry of the name of a person in the register of members as a holder of a share in a BVI company is prima facie evidence that legal title in the share vests in that person. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI law, where a shareholder’s shares are registered in the name of a nominee, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s M&A, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has on any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the M&A) vote on a transaction in which he has an interest. In accordance with, and subject to, our M&A, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Rights, Preferences and Restrictions of Ordinary Shares. Our directors may (subject to the M&A) authorize dividends at such time and in such amount as they determine. Each Ordinary Share is entitled to one vote. In the event of a liquidation or dissolution of the Company, the holders of Ordinary Shares are (subject to the M&A) entitled to share ratably in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company and after provision is made for each class of shares (if any) having preference over the Ordinary Shares if any at that time. There are no sinking fund provisions applicable to our Ordinary Shares. Holders of our Ordinary Shares have no pre-emptive rights. Subject to the provisions of the BVI Act, we may, (subject to the M&A) with shareholder consent, repurchase our Ordinary Shares in certain circumstances provided always that the company will, immediately after the repurchase, satisfy the solvency test. The company will satisfy the solvency test, if (i) the value of the company’s assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due.

In accordance with the BVI Act:

(i) the company may purchase, redeem or otherwise acquire its own shares in accordance with either (a) Sections 60, 61 and 62 of the BVI Act (save to the extent that those Sections are negated, modified or inconsistent with provisions for the purchase, redemption or acquisition of its own shares specified in the company’s M&A); or (b) such other provisions for the purchase, redemption or acquisition of its own shares as may be specified in the company’s M&A;

(ii) where a company may purchase, redeem or otherwise acquire its own shares otherwise than in accordance with Sections 60, 61 and 62 of the BVI Act, it may not purchase, redeem or otherwise acquire the shares without the consent of the shareholder whose shares are to be purchased, redeemed or otherwise acquired, unless the company is permitted by the M&A to purchase, redeem or otherwise acquire the shares without that consent; and

(iii) unless the shares are held as treasury shares in accordance with Section 64 of the BVI Act, any shares acquired by the Company are deemed to be cancelled immediately on purchase, redemption or other acquisition.

Variation of the Rights of Shareholders. As permitted by the BVI Act and in accordance with our M&A, the rights attached to shares of the Company may (subject to the M&A) only, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than one third of the issued shares of that class and the holders of not less than one third of the issued shares of any other class which may be affected by such variation.

Shareholder Meetings. In accordance with, and subject to, our M&A, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) (or such lesser percentage that may be accepted by the directors in their absolute discretion) or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. In accordance with, and subject to, our M&A, (a) the director convening a meeting shall give not less than seven (7) days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of shareholders of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least ninety percent (90%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the Ordinary Shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one third of the votes of the Ordinary Shares or class or series of Ordinary Shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved.

Dividends. Subject to the BVI Act and our M&A, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for Ordinary Shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not (except as otherwise provided in our M&As) required to pay dividends under BVI law. In accordance with, and subject to, our M&A, no dividend shall bear interest as against the Company (except as otherwise provided in our M&As).

Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer of Shares. Subject to any applicable restrictions or limitations arising pursuant to (i) our M&A; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). Our M&A also (save as otherwise provided therein) provide that (i) where Ordinary Shares of the Company are listed on the Nasdaq Capital Market or any other stock exchange or automated quotation system on which the Ordinary Shares are then traded (the “Recognised Exchange”), shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on the Recognised Exchange or (ii) shares may be transferred by means of a system utilized for the purposes of holding and transferring shares in uncertified form (the “Relevant System”), and that the operator of the Relevant System (and any other person necessary to ensure the Relevant System is effective to transfer shares) shall act as agent and attorney-in-fact of the Shareholders for the purposes of the transfer of any shares transferred by means of the Relevant System (including, for such purposes, to execute and deliver an instrument of transfer in the name of and on behalf of any Shareholder who is transferring shares).

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

Our transfer agent and registrar is Transhare Corporation. Its address is 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764 and its telephone number is (303) 662-1112.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “SXTC.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Campbells Legal (BVI) Limited to the extent governed by the laws of the British Virgin Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended March 31, 2024 have been audited by ZH CPA, LLC, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended March 31, 2024, March 31, 2023 and March 31, 2022 are included in our 2024 Annual Report on Form 20-F, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal years ended March 31, 2024, filed with the SEC on August 13, 2024;

(2)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-38773) filed with the Commission on December 26, 2018, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 178 Taidong Rd North, Taizhou, Jiangsu, PRC, and our phone number is +86-523-8629-8290.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.sxtchina.com.. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a business company with liability limited by shares. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Hunter Taubman Fischer & Li LLC as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Campbells Legal (BVI) Limited (“Campbells”), our counsel to the laws of the British Virgin Islands, and Beijing W&H (Taizhou) Law Firm (“W&H”), our counsel to PRC law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Campbells has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be recognized and enforceable in the British Virgin Islands. We have also been advised by Campbells that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

W&H has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. On 20 June 2017, the Intermediate People’s Court in Wuhan (“IPCW”) became the first PRC court to recognize a US judgment. This judgment in combination with previous recent developments in the PRC (“China”) could have a significant effect on the way foreign judgments are treated by PRC courts, and make widespread recognition of foreign judgments possible in China.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS SUPPLEMENT

China SXT Pharmaceuticals, Inc.

10,000,000 Ordinary Shares

Ordinary Share Purchase Warrants to Purchase up to 100,000,000 Ordinary Shares

Up to 100,000,000 Ordinary Shares Issuable upon Exercise of Ordinary Share Purchase Warrants

May 16, 2025